                                                                    Exhibit 4(i)

                                                                  EXECUTION COPY

                             NOTE PURCHASE AGREEMENT

                          Dated as of December 9, 1999

                                      Among

                            NORTHWEST AIRLINES, INC.,

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
     as Pass Through Trustee under each of the Pass Through Trust Agreements

                      STATE STREET BANK AND TRUST COMPANY,
                             as Subordination Agent

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                 as Escrow Agent

                                       and

                      STATE STREET BANK AND TRUST COMPANY,
                                 as Paying Agent

                        INDEX TO NOTE PURCHASE AGREEMENT

                                                                            Page

Section 1.  Definitions ...................................................    2

Section 2.  Financing of New Aircraft .....................................    2

Section 3.  Conditions Precedent ..........................................    6

Section 4.  Representations and Warranties ................................    7

Section 5.  Covenants .....................................................   11

Section 6.  Notices .......................................................   12

Section 7.  Expenses ......................................................   12

Section 8.  Further Assurances ............................................   13

Section 9.  Miscellaneous .................................................   13

Section 10.  Indemnity ....................................................   14

Section 11.  Termination ..................................................   17

Section 12.  Governing Law ................................................   17

                                    SCHEDULES

Schedule I     New Aircraft and Scheduled Closing Months

Schedule II    Trust Supplements

Schedule III   Deposit Agreements

Schedule IV    Escrow and Paying Agent Agreements

Schedule V     Mandatory Document Terms

Schedule VI    Mandatory Economic Terms

Schedule VII   Aggregate Amortization Schedule

                                      ANNEX

Annex A Definitions

Annex B Form of Opinion of Special English Counsel

Annex C Form of Opinion Re:  ss. 1110 (Mesaba)

                                    EXHIBITS

Exhibit A-1    Form of Leased Aircraft Participation Agreement

Exhibit A-2    Form of Lease

Exhibit A-3    Form of Leased Aircraft Indenture

Exhibit A-4    Form of Aircraft Purchase Agreement Assignment

Exhibit A-5    Form of Leased Aircraft Trust Agreement

Exhibit A-6    Form of Leased Aircraft Guarantee

Exhibit B      Form of Closing Notice

Exhibit C-1    Form of Owned Aircraft Participation Agreement

Exhibit C-2    Form of Owned Aircraft Indenture

Exhibit C-3    Form of Owned Aircraft Guarantee

                             NOTE PURCHASE AGREEMENT

            This NOTE PURCHASE AGREEMENT, dated as of December 9, 1999, among
(i) Northwest Airlines, Inc., a Minnesota corporation (the "Company"), (ii) State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under each of the three separate Pass Through Trust Agreements (as defined below), (iii) State Street Bank and Trust Company, a Massachusetts trust company, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (iv) First Security Bank, National Association, a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under each of the Escrow and Paying Agent Agreements (as defined below) and (v) State Street Bank and Trust Company, a Massachusetts trust company, as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow and Paying Agent Agreements.

                              W I T N E S S E T H:

            WHEREAS, Northwest Airlines, Inc. has obtained commitments from the Manufacturer pursuant to the Aircraft Purchase Agreement for the delivery of the fourteen (14) aircraft listed in Schedule I hereto (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement prior to the delivery thereof, the "New Aircraft");

            WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "Certificates") to provide for a portion of the financing or refinancing of the Aircraft;

            WHEREAS, the Company has entered into the Underwriting Agreement dated as of December 2, 1999 (the "Underwriting Agreement") with the several underwriters (the "Underwriters") named therein, which provides that the Company will cause the Pass Through Trustee of each of the Class G Trust, the Class B Trust and the Class C Trust to issue and sell the Class G Certificates, the Class B Certificates and the Class C Certificates to the Underwriters;

            WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agents and the Depositaries entered into the Deposit Agreements set forth in Schedule III hereto (the "Deposit Agreements") whereby the applicable Escrow Agent agreed to direct the Underwriters to make certain deposits referred to therein on the Issuance Date (the "Initial Deposits") and to permit the applicable Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the "Deposits") and (ii) the Pass Through Trustees, the Underwriters, the Paying Agents and the Escrow Agents entered into the Escrow and Paying Agent Agreements set forth in Schedule IV hereto (the "Escrow and Paying Agent Agreements") whereby, among other things, (a) the applicable Escrow Agents have directed the Underwriters, and the Underwriters agreed to deliver an amount equal to the amount of the Initial Deposits to the applicable Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the applicable Depositary receiving such amount, has agreed to deliver escrow receipts to be affixed to each Certificate;

            WHEREAS, the Company will determine whether to enter into a leveraged lease transaction as lessee with respect to such New Aircraft (a "Leased Aircraft") or to issue secured equipment notes in order to finance or refinance such New Aircraft (an "Owned Aircraft") and will give to the Pass Through Trustee a Closing Notice (as defined below) specifying its election;

            WHEREAS, upon receipt of a Closing Notice with respect to a New Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such New Aircraft;

            WHEREAS, on the Closing Date under the applicable Financing Agreements, each Pass Through Trustee will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by such Pass Through Trust; and

            WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Morgan Stanley Capital Services, Inc., a Delaware corporation (the "Liquidity Provider"), has entered into three (3) revolving credit agreements (each, a "Liquidity Facility"), one each for the benefit of the Certificate Holders of each Pass Through Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust;
(ii) the Pass Through Trustee, the Liquidity Provider, the Policy Provider (as defined below) and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement") and (iii) MBIA Insurance Corporation (the "Policy Provider"), the Company and the Subordination Agent have entered into an Insurance and Indemnity Agreement (the "Policy Provider Agreement") providing for the issuance by the Policy Provider of the Policy (as defined in the Intercreditor Agreement).

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            Section 1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A.

            Section 2. Financing of New Aircraft. The Company confirms that it has entered into the Aircraft Purchase Agreement with the Manufacturer pursuant to which it has agreed to purchase or has purchased, and the Manufacturer has agreed to deliver or has delivered, the New Aircraft in the months specified in
Schedule I hereto, all on and subject to terms and conditions specified in the Aircraft Purchase Agreement. The Company agrees to finance or refinance the New Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

            (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, each Depositary and each of the Rating Agencies not less than two (2) Business Days' prior notice (a "Closing Notice") of the scheduled closing date (the "Scheduled Closing Date") (or, in the case of a Substitute Closing Notice under Section 2(f) or (g) hereof, one (1) Business Day's prior notice) of a financing in respect of each New Aircraft, which notice shall:

            i. specify whether the Company has elected to treat such New Aircraft as a Leased Aircraft or an Owned Aircraft;

            ii. specify the Scheduled Closing Date on which the financing therefor in the manner provided herein shall be consummated;

            iii instruct the Pass Through Trustees to instruct each Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued in connection with the financing of such New Aircraft;

            iv. instruct the Pass Through Trustees to enter into the Participation Agreement with respect to such Aircraft in such form and at such a time on or before the Scheduled Closing Date specified in such Closing Notice and to perform its obligations thereunder;

            v. specify the aggregate principal amount of each series of Equipment Notes to be issued, and purchased by the Pass Through Trustees, in connection with the financing of such New Aircraft on such Scheduled Closing Date (which shall in all respects comply with the Mandatory Economic Terms); and

            vi. if such New Aircraft is to be a Leased Aircraft, certify that the related Owner Participant (A) is not an Affiliate of the Company and
      (B) based on the representations of such Owner Participant, is either (1) a Qualified Owner Participant or (2) any other person the obligations of which under the Owner Participant Documents (as defined in the applicable Participation Agreement) are guaranteed by a Qualified Owner Participant.

            Notwithstanding the foregoing, in the event the Scheduled Closing Date for any Aircraft to be financed pursuant to the terms hereof is on or within 3 Business Days following the date of issuance of the Certificates, the Closing Notice therefor may be delivered to the parties hereto on such Scheduled Closing Date.

            (c) Upon receipt of a Closing Notice, the Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement specified in such Closing Notice, provided, however, that such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects with such changes therein as shall have been requested by the related Owner Participant (in the case of Lease Financing Agreements), agreed to by the Company and, if modified in any material respect, as to which prior written consent of the Policy Provider shall have been obtained and as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company (to be delivered by the Company to the applicable Pass Through Trustee on or before the relevant Closing Date, it being understood that if Policy Provider consent and Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent New Aircraft (or Substitute Aircraft) without material modifications, no additional Policy Provider consent or Rating Agency Confirmation shall be required); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Schedule V hereto). Notwithstanding the foregoing, if any Financing Agreement annexed hereto shall not have been reviewed by either Rating Agency prior to the Issuance Date, then, prior to the use thereof in connection with the financing of any Aircraft hereunder, the Company shall obtain from each Rating Agency a confirmation that the use of such Financing Agreement would not result in (A) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates (without regard to the Policy) or (B) a withdrawal or suspension of the rating of any Class of Certificates, in each case, without reference to the Policy.

            (d) With respect to each New Aircraft, the Company shall cause (i) State Street Bank and Trust Company (or such other person that meets the eligibility requirements to act as loan trustee under the Leased Aircraft Indenture or Owned Aircraft Indenture) to execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party and (ii) Northwest Airlines Corporation to execute a Guarantee, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of the Policy Provider or either Rating Agency, the Company shall deliver or cause to be delivered to the Policy Provider or each Rating Agency, as the case may be, a true and complete copy of each Financing Agreement relating to the financing of each New Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

            (e) If after giving any Closing Notice, there shall be a delay in the delivery of a New Aircraft, or if on the Scheduled Closing Date of a New Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto and the Policy Provider prompt notice thereof. Concurrent with the giving of such notice of postponement or subsequent thereto, the Company shall give the parties hereto and the Policy Provider a substitute Closing Notice specifying the date (the "Substitute Closing Date") to which the applicable financing shall have been rescheduled (which shall be a Business Day before the Cut-Off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, each applicable Pass Through Trustee shall comply with its obligations under Article IV of each of the Trust Supplements and thereafter the financing of the relevant New Aircraft shall take place on the Substitute Closing Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

            (f) Anything in this Section 2 to the contrary notwithstanding, the Company shall have the right at any time on or before the Scheduled Closing Date of any New Aircraft, and subsequent to its giving a Closing Notice therefor, to postpone the Scheduled Closing Date of such New Aircraft so as to enable the Company to change its election to treat such New Aircraft as a Leased Aircraft or an Owned Aircraft by written notice of such postponement to the other parties hereto. The Company shall subsequently give the parties hereto a substitute Closing Notice complying with the provisions of Section 2(b) hereof and specifying the new Closing Date for such postponed New Aircraft (which shall be a Business Day occurring before the Cut-Off Date and on which the Escrow Agents shall be entitled to withdraw Deposits under each of the applicable Deposit Agreements sufficient to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). In addition the Company shall have the further right, anything in this Section 2 to the contrary notwithstanding, to accept delivery of a New Aircraft under the Aircraft Purchase Agreement on the Closing Date thereof by utilization of bridge financing of such New Aircraft and thereafter give the parties hereto a Closing Notice specifying a Closing Date no later than the Cut-Off Date and otherwise complying with the provisions of
Section 2(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such New Aircraft on the re-scheduled Closing Date therefor except the re-scheduled Closing Date shall be deemed the Closing Date of such New Aircraft for all purposes of this Section 2.

            (g) Anything in this Section 2 to the contrary notwithstanding, the Company shall have the right at any time to convert an Owned Aircraft to a Leased Aircraft by entering into a sale/leaseback transaction; provided, that, prior to, or concurrent with, such conversion, the Company must (i) comply with the conditions set forth in the Leased Aircraft Participation Agreement with respect to such aircraft, (ii) deliver an opinion of counsel that holders of Certificates related to such Aircraft will not recognize income, gain or loss for federal income tax purposes as a result of such conversion and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such conversion had not occurred (other than such change in amount, manner and timing of interest that results from any reoptimization of the Equipment Notes permitted pursuant to Section 16 of the applicable Owned Aircraft Participation Agreement in connection with such conversion) and that the Pass Through Trusts will not be subject to federal income tax as a result of such conversion and (iii) obtain Rating Agency Confirmation. If the delivery date for any New Aircraft under the Aircraft Purchase Agreement is delayed for more than 30 days beyond the month scheduled for delivery or beyond the Cut-Off Date, the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (together with the substitute aircraft referred to in the next sentence, a "Substitute Aircraft"):
(i) a Substitute Aircraft must be an Avro RJ85 aircraft delivered by the Manufacturer to the Company after the date of this Agreement, (ii) the Substitute Aircraft must have been manufactured after the Issuance Date and
(iii) the Company shall be obligated to obtain prior written consent of the Policy Provider and Rating Agency Confirmation in respect of the replacement of any New Aircraft by Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the New Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such New Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such New Aircraft.

            (h) The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any New Aircraft or Substitute Aircraft, other than the Company's obligation, if any, to pay the Deposit Make-Whole Amount pursuant to Section 5(a)(i) of this Agreement.

            (i) The parties agree that if, in connection with the delivery of a New Aircraft or a Substitute Aircraft or the conversion of an Owned Aircraft to a Leased Aircraft, any Owner Participant who is to be a party to any Lease Financing Agreements shall not be a "citizen of the United States" within the meaning of 49 U.S.C. ss. 40102 (a)(15), then the applicable Lease Financing Agreements shall be modified, consistent with the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Schedule V hereto), to require such Owner Participant to enter into a voting trust, voting powers or similar arrangement satisfactory to the Company that (A) enables such New Aircraft or Substitute Aircraft to be registered in the United States and
(B) complies with the FAA regulations issued under the Act applicable thereto.

            (j) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to any Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.

            Section 3. Conditions Precedent. The obligation of the Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Closing Notice and to perform its obligations under such Participation Agreement is subject to satisfaction of the following conditions:

            (a) no Triggering Event shall have occurred;

            (b) the Company shall have delivered a certificate to each such Pass Through Trustee , each Liquidity Provider and the Policy Provider stating that
(i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Schedule V hereto) and (ii) any substantive modification of such Financing Agreements from the forms thereof attached to this Agreement do not materially and adversely affect the Liquidity Provider or the Certificate Holders or the Policy Provider, and such certification shall be true and correct; and

            (c) if required by Section 2(c) and in place of the statement in clause (ii) of Section 3(b) above, Rating Agency Confirmation from each Rating Agency and Policy Provider consent.

            Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-Off Date.

            In addition to the conditions specified in the Participation Agreements, the obligation of the Pass Through Trustees to purchase on any Scheduled Closing Date (or Substitute Closing Date) Equipment Notes is subject to the receipt by Standard & Poor's of (x) an opinion of special English counsel to the Company substantially in the form of Annex B hereto and (y), if related to an Aircraft which is to be contemporaneously leased or subleased to Mesaba, an opinion of special counsel to the Company substantially in the form of Annex C hereto.

            Section 4. Representations and Warranties.

            (a) The Company represents and warrants on the date hereof and on each Closing Date that:

            i. the Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and is a "citizen of the United States" as defined in 49 U.S.C. ss. 40102 (a)(15), and has the full corporate power, authority and legal right under the laws of the State of Minnesota to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

            ii. the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any material indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

            iii. this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (b) State Street Bank and Trust Company represents and warrants on the date hereof and on each Closing Date that:

            i. State Street Bank and Trust Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is a "citizen of the United States" as defined in 49 U.S.C.ss. 40102 (a)(15), and has the full corporate power, authority and legal right under the laws of the Commonwealth of Massachusetts and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of State Street Bank and Trust Company, in its capacity as Subordination Agent or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

            ii. the execution and delivery by State Street Bank and Trust Company, in its capacity as Subordination Agent or Paying Agent, as the case may be, of this Agreement and the performance by State Street Bank and Trust Company, in its capacity as Subordination Agent or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by State Street Bank and Trust Company, in its capacity as Subordination Agent or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

            iii. this Agreement constitutes the legal, valid and binding obligation of State Street Bank and Trust Company in its capacity as Subordination Agent or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.14 of the Basic Pass Through Trust Agreement are true and correct as of the date hereof.

            (d) The Subordination Agent represents and warrants that:

            i. the Subordination Agent is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the full corporate power, authority and legal right under the laws of the Commonwealth of Massachusetts and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

            ii. this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

            iii. none of the execution, delivery and performance by the Subordination Agent of this Agreement contravenes any law, rule or regulation of the Commonwealth of Massachusetts or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any Agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

            iv. neither the execution and delivery by the Subordination Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Massachusetts governmental authority or agency or any federal Governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

            v. there are no Taxes payable by the Subordination Agent imposed by the Commonwealth of Massachusetts or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the Commonwealth of Massachusetts or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

            vi. there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

            (e) The Escrow Agent represents and warrants that:

            i. the Escrow Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the "Escrow Agent Agreements") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

            ii. the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

            iii. each of the Escrow Agent Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (f) The Paying Agent represents and warrants that:

            i. the Paying Agent is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Escrow and Paying Agent Agreement (collectively, the "Paying Agent Agreements") and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

            ii. the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

            iii. each of the Paying Agent Agreements constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            (g) State Street Bank and Trust Company of Connecticut, National Association represents and warrants on the date hereof and on each Closing Date that:

            i. State Street Bank and Trust Company of Connecticut, National Association is a national association validly existing and in good standing with the Comptroller of the Currency under the laws of the United States and is a "citizen of the United States" as defined in 49 U.S.C.ss. 40102 (a)(15), and has the full power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Pass Through Trustee under this Agreement and each Financing Agreement to which it will be a party;

            ii. the execution and delivery by State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Pass Through Trustee under this Agreement and the performance by State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Pass Through Trustee, of its obligations under this Agreement have been duly authorized by State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Pass Through Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

            iii. this Agreement constitutes the legal, valid and binding obligation of State Street Bank and Trust Company of Connecticut, National Association in its capacity as Pass Through Trustee enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

            Section 5. Covenants. (a) The Company covenants with each of the other parties hereto that:

            i. on the date that the Depositary is obligated to pay the amount of the Final Withdrawal to the Paying Agent pursuant to a Deposit Agreement relating to any Trust, the Company shall pay to the Pass Through Trustee of such Trust no later than 1:00 p.m. (New York time) an amount equal to the Deposit Make-Whole Amount, if any, required to be paid in respect of such Final Withdrawal amount;

            ii. subject to Section 5(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;

            iii. the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle (i) in the case of Leased Aircraft, the Owner Trustee (and the Indenture Trustee as assignee of the Owner Trustee's rights under each Lease) to the rights afforded to lessors of aircraft equipment under Section 1110 and (ii) in the case of Owned Aircraft, the Indenture Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110;

            iv. Section 8(y) of each Participation Agreement is hereby incorporated by reference herein; and

            v. the Company shall not issue Series D Equipment Notes pursuant to any Indenture, unless it shall have received Rating Agency Confirmation, without regard to the Policy. If Series D Equipment Notes are initially issued to other than the pass through trustee for the Class D Certificates, the Company will cause such Series D Equipment notes to be subject to the provisions of the Intercreditor Agreement that allow the "Controlling Party" (as defined in the Intercreditor Agreement), during the continuance of an "Indenture Default" (as defined in the Intercreditor Agreement), to direct the Loan Trustee in taking action under the applicable Indenture.

            (b) State Street Bank and Trust Company, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in 49 U.S.C. ss. 40102(a)(15) and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon State

Street Bank and Trust Company giving any such notice, State Street Bank and Trust Company shall, subject to Section 9.01 of any Indenture then entered into, resign as Trustee in respect of such Indenture.

            Section 6. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement. Notice shall be given to the Policy Provider at the address specified in the Policy Provider Agreement.

            Section 7. Expenses. (a) The Company agrees to pay to the Subordination Agent when due an amount or amounts equal to the fees payable to the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series G Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements. The Company agrees to pay the Subordination Agent when due for application in accordance with the Intercreditor Agreement an amount or amounts equal to the fees payable to the Policy Provider under Section 3.02 of the Policy Provider Agreement multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreement pertaining to the Class G Trust and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series G Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreement pertaining to the Class G Trust.

            (b) So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due (A) the amount equal to interest on any Downgrade Advance (other than Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non-Extension Advance (other than an Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding, and (C) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B)), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (iv) in the event the Company requests any amendment to any Operative Document, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Policy Provider, the Escrow Agent and/or the Paying Agent in connection therewith. For purposes of this Section 7(b), (i) the terms "Applied Non-Extension Advance," "Applied Downgrade Advance," "Downgrade Advance" and "Non-Extension Advance" shall have the meanings specified in each Liquidity Facility and (ii) the term "Investment Earnings" shall have the meaning specified in the Intercreditor Agreement.

            Section 8. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

            Section 9. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's, the Paying Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

            (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

            (c) This Agreement is not intended to, and shall not provide any person not a party hereto (other than the Underwriters and each of the beneficiaries of Section 7 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters and each of the beneficiaries of Section 7 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

            (d) So long as the Certificates are rated by the Ratings Agencies, the Company shall provide the Ratings Agencies written notice of any Lease (other than to Mesaba) under an Owned Aircraft Indenture (such notice to be given not later than five days prior to entering into such Lease, if practicable, but in any event promptly after entering into any such Lease) and a copy of any such Lease which has a term of more than three months.

            Section 10. Indemnity. The Company hereby agrees to indemnify each Indemnitee against, and agrees to protect, defend, save and keep harmless each thereof from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, out-of-pocket costs, expenses, and disbursements, of whatsoever kind and nature (collectively called "Expenses") imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of
(A) any of the Financing Agreements or any lease or sublease of any Aircraft or the enforcement of any of the terms thereof or any amendment, modification or waiver in respect thereof, (B) the manufacture, purchase, acceptance or rejection of the Airframe (as defined in the Participation Agreement) or any Engine (as defined in the Participation Agreement), (C) the Aircraft (or any portion thereof or any Engine or engine affixed to the Airframe) whether or not arising out of the finance, refinance, ownership, delivery, nondelivery, storage, lease, sublease, sub-sublease, possession, use, non-use, operation, maintenance, registration, reregistration, condition, modification, alteration, replacement, repair, substitution, sale, return or other disposition of the Aircraft (or any portion thereof or any Engine or engine affixed to the Airframe) including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement, or (D) the offer, sale or delivery of the Equipment Notes (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee within the meaning of Section 15 of the Securities Act of 1933, as amended); provided that the foregoing indemnity as to any Indemnitee shall not extend to any Expense resulting from or arising out of or which would not have occurred but for one or more of the following: (A) any representation or warranty by such Indemnitee (or any of its affiliates) in the Financing Agreements or in connection therewith being incorrect in any material respect, or (B) the failure by such Indemnitee (or any of its affiliates) to perform or observe any agreement, covenant or condition in any of the Financing Agreements applicable to it (except to the extent such failure was caused directly by the failure of the Company to perform any obligation under a Financing Agreement), or (C) the willful misconduct or the gross negligence of such Indemnitee (or any of its affiliates) other than gross negligence imputed to such Indemnitee (or any of its affiliates) solely by reason of its interest in the Aircraft), or (D) any Tax, or (E) the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Financing Agreements other than such as have been consented to, approved, authorized or requested by the Company, or (F) subject to the next succeeding paragraph, any loss of tax benefits or increase in tax liability under any tax law whether or not the Company is required to indemnify therefor pursuant to this Agreement, or (G) any Expense which is specified to be for the account of an Indemnitee pursuant to any Financing Agreement without express right of reimbursement under any Financing Agreement. The foregoing indemnity shall not extend to any Expense to the extent that such Expense is not caused by, or does not arise out of, an act, omission or event which occurs prior to the payment of all payments required to be paid by the Company under the Financing Agreements.

            The Company further agrees that any payment or indemnity pursuant to this Section 10 in respect of any Expenses shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any Federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over (B) the net reduction in Taxes required to be paid by such recipient resulting from the accrual or payment of such Expense.

            If, by reason of any Expense payment made to or for the account of an Indemnitee by the Company pursuant to this Section 10, such Indemnitee subsequently realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to the Company, but only if the Company shall have made all payments then due and owing to such Indemnitee under the Financing Agreements, an amount equal to the sum of (I) the actual reduction in Taxes realized by such Indemnitee which is attributable to such deduction or credit, and (II) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence.

            If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly, upon receiving such notice, give notice of such claim to the Company; provided that the failure to provide such notice shall not release the Company from any of its obligations to indemnify hereunder, and no payment by the Company to an Indemnitee pursuant to this Section 10 shall be deemed to constitute a waiver or release of any right or remedy which the Company may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give the Company such notice. The Company shall be entitled, at its sole cost and expense, acting through counsel acceptable to the respective Indemnitee, (A) so long as the Company has agreed in a writing acceptable to such Indemnitee that the Company is liable to such Indemnitee for such Expense hereunder (unless such Expense is covered by the proviso to the first paragraph of this Section
10), in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) so long as the Company has agreed in a writing acceptable to such Indemnitee that the Company is liable to such Indemnitee for such Expense hereunder (unless such Expense is covered by the proviso to the first paragraph of this Section
10), in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Financing Agreements, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee. Notwithstanding any of the foregoing to the contrary, the Company shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings (M) while an event of default shall have occurred and be continuing under any of the Financing Agreements or (N) if such proceeding could be in the good faith opinion of such Indemnitee entail any material risk of criminal liability or present a conflict of interest making separate representation necessary. The affected Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by the Company pursuant to the preceding provisions.

            The affected Indemnitee shall supply the Company with such information reasonably requested by the Company as is necessary or advisable for the Company to control or participate in any proceeding to the extent permitted by this Section 10. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 10.

            The Company shall supply the affected Indemnitee with such information reasonably requested by such Indemnitee as is necessary or advisable for such Indemnitee to control or participate in any proceeding to the extent permitted by this Section 10.

            When the Company or the insurers under a policy of insurance maintained by the Company undertakes the defense of an Indemnitee with respect to an Expense, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Indemnitee shall be indemnified hereunder unless such fees or expenses were incurred at the written request of the Company or such insurers, provided that no such defense shall be compromised or settled on a basis that admits any gross negligence or willful misconduct on the part of such Indemnitee without such Indemnitee's prior consent.

            In the event that the Company shall have paid an amount to an Indemnitee pursuant to this Section 10, and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall promptly pay to the Company an amount equal to the amount of such reimbursement (but in no event more than such payment from the Company) plus any net tax benefit (or minus any net tax detriment) realized by such Indemnitee as a result of any reimbursement received and payment made by such Indemnitee pursuant to this sentence, provided that (i) no event of default has occurred and is continuing under any of the Financing Agreements and (ii) such Indemnitee shall have no obligation to reimburse the Company if the Company has not paid such Indemnitee all amounts required pursuant to this Section 10 and any other amounts then due to such Indemnitee from the Company under any of the Financing Agreements.

            The Company's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from the Company pursuant to this Section 10 may proceed directly against the Company without first seeking to enforce any other right of indemnification.

            Section 11. Termination. This Agreement shall terminate on the Delivery Period Termination Date; provided, that, the provisions of Sections 7, 8 and 9 hereof shall survive any termination of this Agreement.

            Section 12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                     (This space intentionally left blank.)

            IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        NORTHWEST AIRLINES, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address:

                                           Attention:
                                           Facsimile:


                                         STATE STREET BANK AND TRUST COMPANY OF
                                         CONNECTICUT, NATIONAL ASSOCIATION, not
                                         in its individual capacity, except as
                                         otherwise provided herein, but solely
                                         as Pass Through Trustee

                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:
                                             Address:

                                             Attention:
                                             Facsimile:

                                         STATE STREET BANK AND TRUST COMPANY,
                                         not in its individual capacity, except
                                         as otherwise provided herein, but
                                         solely as Subordination Agent

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Address:

                                            Attention:
                                            Facsimile:


                                         FIRST SECURITY BANK, NATIONAL
                                         ASSOCIATION, as Escrow Agent

                                         By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address:

                                           Attention:
                                           Facsimile:

                                         STATE STREET BANK AND TRUST COMPANY, as
                                         Paying Agent

                                         By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address:

                                           Attention:
                                           Facsimile:

                                  SCHEDULE I TO
                             NOTE PURCHASE AGREEMENT

                    NEW AIRCRAFT AND SCHEDULED CLOSING MONTHS

-----------------------------------------------------------------------------------------------
                                                        Expected
                                Expected              Manufacturer's            Scheduled
  New Aircraft Type        Registration Number        Serial Number          Delivery Months
-----------------------------------------------------------------------------------------------
Avro RJ85                        N523XJ                  E2348                April 1999
-----------------------------------------------------------------------------------------------
Avro RJ85                        N524XJ                  E2349                April 1999
-----------------------------------------------------------------------------------------------
Avro RJ85                        N525XJ                  E2350                 May 1999
-----------------------------------------------------------------------------------------------
Avro RJ85                        N526XJ                  E2351                 May 1999
-----------------------------------------------------------------------------------------------
Avro RJ85                        N527XJ                  E2352                June 1999
-----------------------------------------------------------------------------------------------
Avro RJ85                        N528XJ                  E2353                June 1999
-----------------------------------------------------------------------------------------------
Avro RJ85                        N529XJ                  E2363              December 1999
-----------------------------------------------------------------------------------------------
Avro RJ85                        N530XJ                  E2364               January 2000
-----------------------------------------------------------------------------------------------
Avro RJ85                        N531XJ                  E2365               January 2000
-----------------------------------------------------------------------------------------------
Avro RJ85                        N532XJ                   TBD                 March 2000
-----------------------------------------------------------------------------------------------
Avro RJ85                        N533XJ                   TBD                 March 2000
-----------------------------------------------------------------------------------------------
Avro RJ85                        N534XJ                   TBD                 April 2000
-----------------------------------------------------------------------------------------------
Avro RJ85                        N535XJ                   TBD                 April 2000
-----------------------------------------------------------------------------------------------
Avro RJ85                        N536XJ                   TBD                  May 2000
-----------------------------------------------------------------------------------------------

                                 SCHEDULE II TO
                             NOTE PURCHASE AGREEMENT

                                TRUST SUPPLEMENTS

            Trust Supplement, dated as of the Issuance Date, among the Company, NWA Corp. and the Pass Through Trustee in respect of Northwest Airlines Pass Through Trust, Series 1999-3G.

            Trust Supplement, dated as of the Issuance Date, among the Company, NWA Corp. and the Pass Through Trustee in respect of Northwest Airlines Pass Through Trust, Series 1999-3B.

            Trust Supplement, dated as of the Issuance Date, among the Company, NWA Corp. and the Pass Through Trustee in respect of Northwest Airlines Pass Through Trust, Series 1999-3C.

                                 SCHEDULE III TO
                             NOTE PURCHASE AGREEMENT

                               DEPOSIT AGREEMENTS

            Deposit Agreement (Class G), dated as of the Issuance Date, between the Depositary and the Escrow Agent.

            Deposit Agreement (Class B), dated as of the Issuance Date, between the Depositary and the Escrow Agent.

            Deposit Agreement (Class C), dated as of the Issuance Date, between the Depositary and the Escrow Agent.

                                 SCHEDULE IV TO
                             NOTE PURCHASE AGREEMENT

                       ESCROW AND PAYING AGENT AGREEMENTS

            Escrow and Paying Agent Agreement (Class G), dated as of the Issuance Date, among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

            Escrow and Paying Agent Agreement (Class B), dated as of the Issuance Date, among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

            Escrow and Paying Agent Agreement (Class C), dated as of the Issuance Date, among the Escrow Agent, the Underwriters, the Pass Through Trustee and the Paying Agent.

                                  SCHEDULE V TO
                             NOTE PURCHASE AGREEMENT

                            MANDATORY DOCUMENT TERMS

            The terms "Trust Indenture Form," "Lease Form" and "Participation Agreement Form" shall have the respective meanings specified in Schedule VI to the Note Purchase Agreement.

            1. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Indenture Trustee, the Granting Clause of the Trust Indenture Form so as to deprive the Note Holders of a first priority security interest in and mortgage lien on the Aircraft and, in the case of a Leased Aircraft Indenture, the Lease or to eliminate any of the obligations intended to be secured thereby or otherwise modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Indenture Trustee the provisions of Article II or III or Sections 4.02, 4.03, 4.04, 5.02, 5.06, 9.01 or the first sentence of Section 10.11 of the Leased Aircraft Indenture Form for the Leased Aircraft or Article II or III or Sections 4.01, 4.02, 5.02, 7.06(a), 7.06(b), 10.01, or the first sentence of Section 11.11 of the Owned Aircraft Indenture Form for the Owned Aircraft.

            2. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Indenture Trustee the provisions of Section 3(d)(v),
Section 3(f), Section 7(a)(I)(i), clause (6) of the final paragraph of Section 10(a), Section 16, Section 18, the first and third sentences of Section 20 or the penultimate sentence of Section 24 of the Lease Form or otherwise modify the terms of the Lease Form so as to deprive the Indenture Trustee of rights expressly granted to the "Indenture Trustee" therein.

            3. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Indenture Trustee the provisions of Section 4(a)(ix)(1), 4(a)(ix)(2), 4(a)(ix)(3), 4(a)(xxiii) to the extent such section requires special counsel for the Lessee to deliver an opinion relating to Section 1110 of the Bankruptcy Code, Sections 8(q), 8(cc), 11(b), 12 or the penultimate sentence of Section 15(c), 15(e) or the provisions of Sections 4(a)(xi), 4(a)(xii), 4(a)(xiii), 4(a)(xiv), 4(a)(xv) and 4(a)(xvi) of the Participation Agreement Form so as to eliminate the requirement to deliver to the Loan Participant or the Indenture Trustee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or the provisions of Section 8(f)(ii)(C) or otherwise modify the terms of the Participation Agreement Form to deprive the Subordination Agent, the Liquidity Provider or the Indenture Trustee of any indemnity or right of reimbursement in its favor for Expenses or Taxes.

            4. May not modify, in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Indenture Trustee, the definition of "Make-Whole Amount" in the Leased Aircraft Indenture Form (with respect to

Equipment Notes relating to Leased Aircraft) or in Annex A to the Owned Aircraft Indenture Form (with respect to Equipment Notes relating to Owned Aircraft).

            Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided, however, that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Indenture Trustee or the Certificate Holders.


                                    Sch. V-2

                                 SCHEDULE VI TO
                             NOTE PURCHASE AGREEMENT

                            MANDATORY ECONOMIC TERMS

                                 EQUIPMENT NOTES

Obligor: Northwest Airlines, Inc. or an Owner Trust

Maximum Principal Amount:

            The principal amount of all the Equipment Notes issued with respect to an Aircraft shall not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in the Prospectus Supplement in "Summary of Terms--Equipment Notes and the Aircraft" under the column "Maximum Principal Amount of Equipment Notes."

            Initial Loan to Aircraft Value (with the value of any Aircraft for these purposes equal to the value (the "Assumed Appraised Value") for such Aircraft set forth in the Prospectus Supplement in "Prospectus Supplement Summary of Terms--Equipment Notes and the Aircraft'` under the column "Appraised Base Value"):

            Series G: not in excess of 44.1%
            Series B: not in excess of 64.1%
            Series C: not in excess of 69.1%

            The Loan to Aircraft Value for each series of Equipment Notes issued in respect of each Aircraft (computed as of the date of the issuance thereof on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption (as defined in the Prospectus Supplement in "Description of the Equipment Notes - Loan to Value Ratios of Equipment Notes")) will not exceed at the time of issuance thereof and as of any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes) 44.3% in the case of the Series G Equipment Notes and 64.1% in the case of the Series B Equipment Notes and 72.2% in the case of the Series C Equipment Notes. Initial Average Life (in years) of the Series G Equipment Notes, the Series B Equipment Notes and the Series C Equipment Notes on any Aircraft will not be more than 13.0 years, 10.5 years and 5.5 years, respectively, in each case from the Issuance Date.

                             AVERAGE LIFE (IN YEARS)

            As of the first Regular Distribution Date following the Delivery Period Termination Date, the average life of the Class G Certificateswill not be less than 10.0 years or more than 12.7 years and the average life of the Class B Certificates and the Class C Certificates shall not be more than 10.0 years and
5.0 years, respectively, from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

                        FINAL EXPECTED DISTRIBUTION DATE

            Class G Certificates: April 1, 2019
            Class B Certificates: April 1, 2015
            Class C Certificates: April 1, 2010

Past Due Rate: Debt Rate plus 2% per annum.
Payment Dates: April 1 and October 1, commencing with the first such date after the applicable Equipment Notes are issued

Make-Whole Amounts: As provided in Article II of the form of Leased Aircraft Indenture marked as Exhibit A-3 of the Note Purchase Agreement (the "Leased Aircraft Indenture Form") or the form of Owned Aircraft Indenture marked as Exhibit C-2 of the Note Purchase Agreement (the "Owned Aircraft Indenture Form", together with the Leased Aircraft Indenture Form, the "Trust Indenture Form").

Redemption and Purchase: As provided in Article II of the Trust Indenture Form.

At the earlier of the date all Aircraft have been delivered and all Equipment Notes issued and the Delivery Period Termination Date, the aggregate principal amount of each Series of Equipment Notes shall equal the original aggregate face amount of the related Class of Certificates without giving effect to any scheduled principal payments on such Equipment Notes but after giving effect to any reductions to the Pool Balance for such Class of Certificates from Deposits not used to purchase Equipment Notes on or before such date.

The interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

All-risk hull insurance: Not less than an amount equal to the stipulated loss value (in the case of a Leased Aircraft) or unpaid principal amount of the related Equipment Notes (in the case of an Owned Aircraft).


                                   Sch. VI-2

                                      LEASE

Term: The Basic Lease Term shall expire by its terms on or after final maturity date of the related Series G, Series B or Series C Equipment Notes.

Lease Period Dates:      Each April 1 and October 1, commencing with the first
                         such date after the Lease is entered into, to and including the last such date in the Term.

Minimum Rent:            Basic Rent (and supplemental rent, if any) due and
                         payable on each Lease Period Date shall be at least sufficient to pay in full, as of such Lease Period Date
                         (assuming timely payment of the related Equipment Notes prior to such Date), the aggregate principal amount of scheduled installments due on the related Equipment
                         Notes outstanding on such Lease Period Date, together with accrued and unpaid interest thereon.

Termination Value        At all times equal to or greater than the then
and Stipulated           outstanding principal amount of the related Equipment
Loss Value:              Notes together with accrued interest thereon.

Minimum Liability        $150,000,000 per occurrence.
Insurance Amount:

Past Due Rate:           As set forth in the Lease Form (the "Lease Form")
                         marked as Exhibit A-2 to the Note Purchase Agreement.

                             PARTICIPATION AGREEMENT

            The Loan Trustee, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Pass Through Trustees and the Note Holders shall be indemnified against Expenses and Taxes in a manner no less favorable to the Loan Trustee, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Pass Through Trustees and the Note Holders than that set forth in Sections 7(b) and 7(c) of the form of the Participation Agreement (the "Participation Form") marked as Exhibit A-1 to the Note Purchase Agreement for the Leased Aircraft or as Exhibit C-1 to the Note Purchase Agreement for the Owned Aircraft.


                                    Sch.VI-3

                                 SCHEDULE VII TO
                             NOTE PURCHASE AGREEMENT

                         AGGREGATE AMORTIZATION SCHEDULE


                        1999-3G                1999-3B               1999-3C
                    Trust Equipment        Trust Equipment       Trust Equipment
                    Notes Scheduled        Notes Scheduled       Notes Scheduled
                      Payments of            Payments of           Payments of
                       Principal              Principal             Principal

Date                   Class G                Class B               Class C
                    ---------------        ---------------       ---------------
April 1, 2000         $ 1,877,080            $         0           $ 2,811,252
October 1, 2000           670,672                 25,197             3,394,963
April 1, 2001           3,834,855                      0             3,139,199
October 1, 2001           110,888              1,346,446                     0
April 1, 2002           4,395,129                      0               164,065
October 1, 2002                 0              4,130,347                     0
April 1, 2003           4,506,107                      0               998,406
October 1, 2003                 0              4,729,928                79,280
April 1, 2004           4,506,107                      0             1,970,004
October 1, 2004                 0              4,019,460                     0
April 1, 2005           4,506,107                      0             2,970,293
October 1, 2005         1,667,306              3,062,620                     0
April 1, 2006           2,838,801                      0             4,855,816
October 1, 2006         2,593,787              3,092,979                     0
April 1, 2007           1,912,320                      0             5,258,194
October 1, 2007         4,930,689              2,393,023                     0
April 1, 2008             918,291                      0             4,660,226
October 1, 2008         5,565,945              2,041,333                     0
April 1, 2009              94,275                      0               590,014
October 1, 2009         6,930,313              2,211,444               920,250
April 1, 2010                   0              2,286,960               135,039
October 1, 2010         6,484,234              1,190,988                     0
April 1, 2011                   0              4,947,981                     0
October 1, 2011         7,024,588              1,290,238                     0
April 1, 2012                   0              7,061,669                     0
October 1, 2012         6,484,236                444,619                     0
April 1, 2013                   0              5,004,836                     0
October 1, 2013         7,024,589                158,557                     0
April 1, 2014                   0              2,374,855                     0
October 1, 2014         6,484,235              6,033,714                     0
April 1, 2015                   0                165,805                     0
October 1, 2015         7,024,588                      0                     0
April 1, 2016                   0                      0                     0
October 1, 2016        10,274,207                      0                     0
April 1, 2017           2,411,812                      0                     0
October 1, 2017        16,880,017                      0                     0

April 1, 2018                   0                      0                     0
October 1, 2018        26,140,607                      0                     0
April 1, 2019           2,111,121                      0                     0


                                   Sch. VII-2

                                   ANNEX A TO
                             NOTE PURCHASE AGREEMENT

                                   DEFINITIONS

            "Act" means 49 U.S.C. ss.ss. 40101-46507.

            "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

            "Aircraft Purchase Agreement" means the Sale and Purchase Agreement, dated as of February 5, 1997, between the Company and the Manufacturer (including the Manufacturer Support Agreement).

            "Aircraft Purchase Agreement Assignment" means a Purchase Agreement Assignment substantially in the form of Exhibit A-4 to the Note Purchase Agreement.

            "Assumed Amortization Schedule" means Schedule VII to the Note Purchase Agreement.

            "Average Life Date" means, for any Equipment Note, the date which follows the time of determination by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note.

            "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq.

            "Basic Pass Through Trust Agreement" means the Pass Through Trust Agreement, dated as of June 3, 1999, among the Company, Northwest Airlines Corporation and the Pass Through Trustee, as amended, supplemented, amended or modified, but does not include any Trust Supplement.

            "Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Minneapolis, Minnesota, Chicago, Illinois, Hartford, Connecticut, Boston, Massachusetts or Salt Lake City, Utah.

            "Certificate" has the meaning set forth in the recitals to the Note Purchase Agreement.

            "Certificate Holder" means the Person in whose name a Certificate is registered in the Register.


                                    Annex A-1

            "Class" means the class of Certificates issued by each Pass Through Trust.

            "Class B Certificates" means the Class B Certificates issued by the Northwest Airlines Pass Through Trust, Series 1999-3B.

            "Class B Trust" means the Northwest Airlines Pass Through Trust, Series 1999-3B formed pursuant to the Basic Pass Through Trust Agreement and Class B Trust Supplement.

            "Class C Certificates" means the Class C Certificates issued by the Northwest Airlines Pass Through Trust, Series 1999-3C.

            "Class C Trust" means the Northwest Airlines Pass Through Trust, Series 1999-3C formed pursuant to the Basic Pass Through Trust Agreement and Class C Trust Supplement.

            "Class D Certificates" means the certificates, if any, issued by Northwest Airlines, Inc. and designated Class D certificates, in connection with a secured financing or leveraged lease transaction relating to an aircraft which will be used in its operations.

            "Class G Certificates" means the Class G Certificates issued by the Northwest Airlines Pass Through Trust, Series 1999-3G.

            "Class G Trust" means the Northwest Airlines Pass Through Trust, Series 1999-3G formed pursuant to the Basic Pass Through Trust Agreement and Class G Trust Supplement.

            "Closing Date" means the Business Day on which a closing occurs under the Financing Agreements.

            "Closing Notice" has the meaning set forth in Section 2(b) hereof.

            "Company" means Northwest Airlines, Inc., a Minnesota corporation.

            "Cut-Off Date" means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

            "Delivery Period Termination Date" means July 31, 2000..

            "Deposit" has the meaning set forth in the recitals to the Note Purchase Agreement.

            "Deposit Agreement" has the meaning set forth in the recitals to the Note Purchase Agreement.


                                   Annex A-2

            "Deposit Make-Whole Amount" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the related series of Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus the Non-Premium Amount were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus [ ] basis points in the case of the Class G Certificates and [ ] basis points in the case of the Class B Certificates and [ ] basis points in the case of Class C Certificates over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates, minus the Non-Premium Amount plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the Issuance Date).

            "Depositary" means ABN AMRO Bank N.V., doing business through a United States branch, a banking institution organized under the laws of The Netherlands.

            "Equipment Notes" means and includes any secured certificates issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

            "Escrow Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

            "Escrow and Paying Agent Agreement" has the meaning set forth in the recitals to the Note Purchase Agreement.

            "FAA" means the Federal Aviation Administration of the United
States.

            "Fee Letter" means the Fee Letter dated as of the date hereto among the Liquidity Provider, the Subordination Agent and Northwest with respect to the Liquidity Facilities.

            "Final Withdrawal" with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.2 thereof.

            "Financing Agreements" means, collectively, the Lease Financing Agreements and the Owner Financing Agreements.

            "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative,


                                   Annex A-3
judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

            "Guarantee" means a Guarantee whereby Northwest Airlines Corporation guarantees (i) the Company's obligations under a Lease (in the case of a Leased Aircraft) or (ii) the Company's obligations under an Owned Aircraft Indenture (in the case of an Owned Aircraft).

            "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

            "Indemnitee" means the Escrow Agent and the Paying Agent.

            "Indentures" means, collectively, the Leased Aircraft Indentures and the Owned Aircraft Indentures.

            "Initial Deposits" has the meaning set forth in the recitals to the Note Purchase Agreement.

            "Intercreditor Agreement" has the meaning set forth in the recitals to the Note Purchase Agreement.

            "Issuance Date" means the date of the original issuance of the Certificates.

            "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

            "Lease" means a Lease Agreement substantially in the form of Exhibit A-2 to the Note Purchase Agreement.

            "Lease Financing Agreements" means, collectively, the Aircraft Purchase Agreement Assignment, the Leased Aircraft Participation Agreement, the Lease, the Leased Aircraft Indenture, the Equipment Notes issued under the Leased Aircraft Indenture, the Guarantee and the Trust Agreement relating to the financing of a Leased Aircraft.

            "Lease Period" has the meaning set forth in the Participation Agreement.

            "Leased Aircraft" means a New Aircraft subject to a Lease.

            "Leased Aircraft Indenture" means a Trust Indenture and Security Agreement substantially in the form of Exhibit A-3 to the Note Purchase Agreement.


                                   Annex A-4

            "Leased Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit A-1 to the Note Purchase Agreement.

            "Liquidity Facility" has the meaning set forth in the recitals to the Note Purchase Agreement.

            "Liquidity Provider" has the meaning set forth in the recitals to the Note Purchase Agreement.

            "Loan Trustee" means the "Indenture Trustee" as defined in the Financing Agreements.

            "Mandatory Document Terms" means the terms set forth on Schedule V to the Note Purchase Agreement.

            "Mandatory Economic Terms" means the terms set forth on Schedule VI to the Note Purchase Agreement.

            "Manufacturer" means British Aerospace (Operations) Limited.

            "Manufacturer Support Agreement" means that certain Manufacturer Support Agreement, dated February 5, 1997, between the Company and the Manufacturer.

            "Mesaba" means Mesaba Aviation, Inc.

            "New Aircraft" has the meaning set forth in the recitals to the Note Purchase Agreement.

            "Non-Premium Amount" means the amount equal to the sum of unused Deposits to be distributed (i) due to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by the Company's fault or negligence and (ii) in the case of Class C Certificates, $5.0 million.

            "Note Purchase Agreement" means the Note Purchase Agreement to which this Annex A is attached.

            "Notice of Purchase Withdrawal" with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

            "NWA Corp." means Northwest Airlines Corporation, a Delaware corporation.

            "Operative Documents" means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Liquidity Facilities, the Intercreditor Agreement, the Certificates and the Financing Agreements.

            "Owned Aircraft" means a New Aircraft subject to an Owned Aircraft Indenture.


                                   Annex A-5

            "Owned Aircraft Indenture" means a Trust Indenture and Security Agreement substantially in the form of Exhibit C-2 to the Note Purchase Agreement.

            "Owned Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit C-1 to the Note Purchase Agreement.

            "Owner Financing Agreements" means, collectively, the Owned Aircraft Participation Agreement, the Guarantee, the Owned Aircraft Indenture and the Equipment Notes issued thereunder.

            "Owner Participant" means, with respect to any Leased Aircraft, the Person named as the Owner Participant in the Participation Agreement with respect to such Leased Aircraft.

            "Owner Trust" means with respect to any Leased Aircraft, the trust created by the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

            "Owner Trustee" means with respect to any Leased Aircraft, the "Owner Trustee" party to the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto

            "Participation Agreements" means, collectively, the Leased Aircraft Participation Agreements and the Owned Aircraft Participation Agreements.

            "Pass Through Trust" has the meaning set forth in the recitals to the Note Purchase Agreement.

            "Pass Through Trust Agreement" means each of the three separate Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date, by and between the Lessee and Pass Through Trustee.

            "Pass Through Trustee" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

            "Paying Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

            "Person" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

            "Policy" means the Financial Guaranty Insurance Policy No. 30951 issued as of the Closing Date, by the Policy Provider in favor of the Subordination Agent, for the benefit of the Class G Certificateholders, as amended, supplemented or otherwise modified from time to time in accordance with its terms.


                                    Annex A-6

            "Policy Provider" means MBIA Insurance Corporation, or any successor thereto, as issuer of the Policy.

            "Qualified Owner Participant" means a Person which has a tangible net worth (exclusive of goodwill) greater than $50,000,000.

            "Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of McGraw-Hill Inc.

            "Rating Agency Confirmation" means, with respect to any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement or with respect to the issuance of Class D Certificates or Series D Equipment Notes, a written confirmation from each of the Rating Agencies that the use of such Financing Agreement with such modifications or the issuance of such Class D Certificates or Series D Equipment Notes, as the case may be, whichever of the foregoing shall in a particular case require Rating Agency Confirmation, would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such class of Certificates (without regard to the Policy) or (ii) a withdrawal or suspension of the rating of any Class of Certificates, in each case, without reference to the Policy.

            "Register" means the register maintained pursuant to Sections 3.04 and 7.11 of the Basic Pass Through Trust Agreement with respect to each Pass Through Trust.

            "Regular Distribution Dates" shall mean April 1 and October 1 of each year, commencing April 1, 2000.

            "Remaining Weighted Average Life" means, on a given date with respect to any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note, including the payment due on the maturity of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

            "Scheduled Closing Date" has the meaning set forth in Section 2(b) hereof.

            "Section 1110" means 11 U.S.C. ss. 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy law in effect from time to time.

            "Series B Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series B" thereunder.

            "Series C Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series C" thereunder.


                                   Annex A-7

            "Series D Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series D" thereunder.

            "Series G Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series G" thereunder.

            "Subordination Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

            "Substitute Aircraft" has the meaning set forth in Section 2(g) of the Note Purchase Agreement.

            "Substitute Closing Date" has the meaning set forth in Section 2(e) of the Note Purchase Agreement.

            "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

            "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

            "Treasury Yield" means, as of any date of determination, with respect to any Equipment Note (utilizing the Assumed Amortization Schedule applicable thereto), the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).

            "Triggering Event" has the meaning assigned to such term in the Intercreditor Agreement.

            "Trust Agreement" means a Trust Agreement substantially in the form of Exhibit A-5 to the Note Purchase Agreement.


                                   Annex A-8

            "Trust Supplement" means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Certificates of a class, (ii) the issuance of the Certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the Certificates of such class are established.

            "Underwriters" has the meaning set forth in the recitals to the Note Purchase Agreement.

            "Underwriting Agreement" has the meaning set forth in the recitals to the Note Purchase Agreement.


                                   Annex A-9

                                           Annex B-1 to Note Purchase Agreement

     [Form of Opinion of Freshfields, special counsel for the Manufacturer]
                  for aircraft sold to Northwest Airlines Inc]

To:      Standard & Poor's Rating Service
         55 Water Street - 35th Floor
         New York, NY 10004

Our Ref:                                                                  Dated

Dear Sirs

BRITISH AEROSPACE AVRO 146-RJ85 PASSENGER TRANSPORT AIRCRAFT (MSN ----) (THE AIRCRAFT)

INTRODUCTION

1. We have acted as Special English and French Counsel to British Aerospace (Operations) Limited (BAE) in relation to (i) the assignment of warranties by Northwest Airlines, Inc. (NORTHWEST) to State Street Bank and Trust Company, as Indenture Trustee and (ii) certain aspects of the sale of the Aircraft from BAe to Northwest. We have been asked to provide an opinion to you in connection therewith.

2. In connection with the transaction mentioned in paragraph 1(i) above, we have examined the documents detailed in Schedule 1 to this letter (the SCHEDULE 1 DOCUMENTS) and in connection with the transaction mentioned in paragraph 1(ii) above we have examined the documents detailed in Schedule 2 to this letter (the
SCHEDULE 2 DOCUMENTS) together the DOCUMENTS.

In giving this opinion we have relied upon the statements as to factual matters contained in or made pursuant to the Documents.

3.

(a)      The opinions given in paragraph 5(a) below are in respect of the
         Schedule 1 Documents only and are confined to matters of English and French law. In relation to the Schedule 1 Documents we express no opinion herein with regard to any system of law other than the laws of England and France as currently applied by the English courts and, as the case may be, the French courts. In particular, we express no opinion on European Community law as it affects any jurisdiction other than England and France.

(b)      The opinions given in paragraph 5(b) below are in respect of the
         Schedule 2 Documents and are confined to matters of English law. In relation to the Schedule 2 Documents we express no opinion herein with regard to any system of law other than the laws of England as currently applied by the English courts. In particular, we express no opinion on European Community law as it affects any jurisdiction other than England.

4.       ASSUMPTIONS

SCHEDULE 1 DOCUMENTS

(a) In rendering this opinion on the Schedule 1 Documents we have, with your consent and without any further enquiry, assumed:

             (i) that the Schedule 1 Documents have been duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws and each party had and still has the necessary corporate power to enter into and perform the obligations on its part pursuant to or in connection with the Schedule 1 Documents;

            (ii) that the Purchase Agreement Assignment [_________], dated as of [___________] (the ASSIGNMENT) between Northwest and First Security Bank, National Association constitutes legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws;

           (iii) that subject only to the effectiveness of the Agency Agreement (AGENCY AGREEMENT) dated [1 July 1998] between BAe and British Aerospace (Regional) Aircraft S.A. (BARASA) to bind BAe as principal (as to which we opine below), the Consent and Agreement [_______________], dated as of [____________]
                  (CONSENT AND AGREEMENT) signed by BARASA as agent for and on behalf of BAe constitutes legal, valid and binding obligations of BAe enforceable under all applicable laws;

            (iv) that the substance of the Consent and Agreement conforms to the subject matter of, and the conditions set out in the Agency Agreement;

             (v) the Manufacturers Support Agreement dated 5 February 1997, as amended, between Aero International (Regional) SAS, acting as agent of BAe, and Northwest constitutes legal, valid and binding obligations of BAe enforceable under all applicable laws; and

            (vi) that the faxed copies of the Schedule 1 Documents which we have received accurately reflect the original Schedule 1 Documents in their entirety.

           (vii) that satisfactory evidence of the laws of France or the State of New York which are required to be pleaded and proved as a fact in any proceedings before the English Court, could be so pleaded and proved.

          (viii) that there has been no amendment, rescission or termination of the Agency Agreement or any breach of any of its provisions by any of the parties to it and that the Agency Agreement is not affected in any way by any other document or agreement (not seen) or any course of dealing between the parties.

SCHEDULE 2 DOCUMENTS

(b) In rendering this opinion on the Schedule 2 Documents we have, with your consent and without any further enquiry, assumed:

             (i) that Schedule 2 Documents have been duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws;

            (ii) that the Schedule 2 Documents constitute legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws;

           (iii) that, pursuant to appropriate documentation governed by the laws of the State of New York (the SALE AGREEMENT), legal and beneficial ownership in the Aircraft is to be transferred to Northwest (or a trustee on behalf of a leveraged lease lessor) by the parties referred to in the Sale Agreement and that, as a matter of New York law, such transfer of legal and beneficial ownership is legal, valid and binding.

            (iv) that the faxed copies of the Schedule 2 Documents which we have received accurately reflect the original Schedule 2 Documents in their entirety.

5.       OPINION

SCHEDULE 1 DOCUMENTS

(a) On the basis of, and subject to, paragraphs 3(a) and 4(a) and the matters set out in paragraphs 6 and 7 below and any matters not disclosed to us, and

             (i) having regard to such considerations of French law in force as at the date of this letter as we consider relevant, we are of the opinion that the execution and delivery by BARASA of the Consent and Agreement is, pursuant to the Agency Agreement which is expressed to be governed by the laws of France, effective to bind BAe as principal in respect of the obligations and other provisions expressed to be undertaken by BAe therein;

            (ii) having regard to such considerations of English law in force at the date of this letter as we consider relevant, we are of the opinion that an English court would regard obligations validly undertaken by BAe through BARASA pursuant to the operation of the Agency Agreement to be enforceable against BAe.

SCHEDULE 2 DOCUMENTS

(b) In respect of the Schedule 2 Documents, on the basis of, and subject to, paragraphs 3(b) and 4(b) and the matters set out in paragraph 6 below and any matters not disclosed to us, and having regard to such considerations of English law in force as at the date of this letter as we consider relevant, we are of the opinion that if a liquidator or administrator is appointed in relation to BAe, neither the liquidator nor the administrator nor any creditor of BAe would be able to contest successfully or avoid or have set aside the transfer of title in the Aircraft pursuant to the Sale Agreement by reason of the terms of the
         Schedule 2 Documents.

OBSERVATIONS

6. We should also like to make the following observations:

(a) it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts including statements of foreign law, or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom;

(b) the term "enforceable" as used in the opinion given in paragraph 5(a) means that the obligations assumed by the relevant party under the relevant document are of the type which the English courts enforce. The opinion given is not to be taken to imply that any obligation would necessarily be capable of enforcement in all circumstances in accordance with its terms. In particular:

             (i) an English court will not necessarily grant any remedy the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court. In particular, orders for specific performance and injunctions are, in general, discretionary remedies under English law and specific performance is not available where damages are considered by the court to be an adequate alternative remedy;

            (ii) claims may become barred under the Limitation Act 1980 or the Foreign Limitation Periods Act 1984 or may be or become subject to the defence of set-off or to counterclaim;

           (iii) where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the laws, or contrary to the exchange control regulations, of the other jurisdiction; and

            (iv) the enforcement of obligations may be limited by the provisions of English law applicable to agreements held to have been frustrated by events happening after their execution.

            (v) English courts can give judgments in currencies other than sterling if, subject to the terms of the contract, it is the currency which most fairly expresses the plaintiff's loss but such judgments may be required to be converted into sterling for enforcement purposes;

            (vi) an English court has power to stay an action where it is shown that there is some other forum, having competent jurisdiction, which is more appropriate for the trial of the action, that is in which the case can be tried more suitably for the interests of all the parties and the ends of justice, and where staying the action is not inconsistent with the EEC Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters of 1968 (as amended) as applied by virtue of the Civil Jurisdiction and Judgments Act 1982 (as amended) and subordinate legislation made thereunder or with the Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters of 1988 as applied by virtue of the Civil Jurisdiction and Judgments Act 1991;

           (vii) under the rules of procedure applicable, an English court may, at its discretion, order a plaintiff in an action, being a party who is not ordinarily resident in some part of the United Kingdom, to provide security for costs;

          (viii) an English court may refuse to give effect to any provision in an agreement (a) for the payment of expenses in respect of the costs of enforcement (actual or contemplated) or of unsuccessful litigation brought before an English court or where the court has itself made an order for costs or (b) which would involve the enforcement of foreign revenue or penal law

QUALIFICATION

7. The choice of the applicable law to govern the Schedule 1 Documents would not be recognised or upheld if there were reasons for avoiding the choice of law on the grounds that its application would be manifestly incompatible with public policy. The choice of the applicable law would not be upheld, for example, if it was made with the intention of evading the law of the jurisdiction with which the relevant agreement had its most substantial connection and which, in the absence of the applicable law, would have invalidated the agreement or been inconsistent therewith. We are not aware of any circumstances which would result in the choice of the applicable law to govern the Schedule 1 Documents not being recognised and upheld.

BENEFIT OF OPINION

8. This opinion is addressed to the addressee solely for its benefit in relation to the transaction described above and, except with our prior written consent, none of the opinions given in respect of either the Schedule 1 Documents or the
Schedule 2 Documents is to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon for any other purpose.

Yours faithfully

                                   SCHEDULE 1

DOCUMENTS

[A faxed copy of the] Purchase Agreement Assignment [______________], dated [_____ _____] between (1) Northwest and (2) First Security Bank, National Association [transmitted to Freshfields on [_____]].

[A faxed copy of the] Consent and Agreement [___________], dated [________] signed by BARASA as agent for and on behalf of BAe [transmitted to Freshfields on [_____]].

[A faxed copy of the] Agency Agreement dated [1 July 1998] between (1) BAe and
(2) BARASA [transmitted to Freshfields on [_____].]

A faxed copy of the Manufacturer's Support Agreement dated 5 February 1997, as amended, between Aero International (Regional) SAS, acting as agent for and on behalf of BAe [transmitted to Freshfields on [_____]].

                                   SCHEDULE 2

DOCUMENTS

Purchase Agreement dated 5 February 1997 between (1) Aero International (Regional), SAS and (2) Northwest

[Amendment to Purchase Agreement dated [_____ _____] between (1) Aero International (Regional), SAS and (2) Northwest]

Asset Value Agreement (N ______) dated [_____ _____] between Northwest and BAe in relation to the Aircraft.

                                           Annex B-2 to Note Purchase Agreement


     [Form of Opinion of Freshfields, special counsel for the Manufacturer]
                        Aircraft sold direct to trustee]

To:      Standard & Poor's Rating Service
         55 Water Street - 35th Floor
         New York, NY 10004

Our Ref:                                                                  Dated

Dear Sirs

BRITISH AEROSPACE AVRO 146-RJ85 PASSENGER TRANSPORT AIRCRAFT (MSN ----) (THE AIRCRAFT)

INTRODUCTION

1. We have acted as Special English and French Counsel to British Aerospace (Operations) Limited (BAE) in relation to (i) the assignment of warranties by Northwest Airlines, Inc. (NORTHWEST) to State Street Bank and Trust Company (INDENTURE TRUSTEE) and (ii) certain aspects of the sale of the Aircraft from BAe to First Security Bank, National Association, as Owner Trustee. We have been asked to provide an opinion to you in connection therewith.

2. In connection with the transaction mentioned in paragraph 1(i) above, we have examined the documents detailed in the Schedule 1 to this letter (the SCHEDULE 1 DOCUMENTS) and in connection with the transaction mentioned in paragraph 1(ii) above we have examined the documents detailed in Schedule 2 to this letter (the
SCHEDULE 2 DOCUMENTS) together the DOCUMENTS.

In giving this opinion we have relied upon the statements as to factual matters contained in or made pursuant to the Documents.

3.

(a)      The opinions given in paragraph 5(a) below are in respect of the
         Schedule 1 Documents only and are confined to matters of English and French law. In relation to the Schedule 1 Documents, we express no opinion herein with regard to any system of law other than the laws of England and France as currently applied by the English courts and, as the case may be, the French courts. In particular, we express no opinion on

         European Community law as it affects any jurisdiction other than England and France.

(b)      The opinions given in paragraph 5(b) below are in respect of the
         Schedule 2 Documents and are confined to matters of English law. In relation to the Schedule 2 Documents, we express no opinion herein with regard to any system of law other than the laws of England as currently applied by the English courts. In particular, we express no opinion on European Community law as it affects any jurisdiction other than England.

4.       ASSUMPTIONS

SCHEDULE 1 DOCUMENTS

(a) In rendering this opinion on the Schedule 1 Documents we have, with your consent and without any further enquiry, assumed:

             (i) that the Schedule 1 Documents have been duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws and each party had and still has the necessary corporate power to enter into and perform the obligations on its part pursuant to or in connection with the Schedule 1 Documents;

            (ii) that the Trust Indenture and Security Agreement [_________] (TRUST INDENTURE), dated as of [___________], between Northwest, as owner, and the Indenture Trustee, as indenture trustee, constitute legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws;

           (iii) that subject only to the effectiveness of the Agency Agreement (AGENCY AGREEMENT) dated [1 July 1998] between BAe and British Aerospace (Regional) Aircraft S.A. (BARASA) to bind BAe as principal (as to which we opine below), the Consent and Agreement [_______________], dated as of [____________]
                  (CONSENT AND AGREEMENT) signed by BARASA as agent for and on behalf of BAe constitutes legal, valid and binding obligations of BAe enforceable under all applicable laws;

            (iv) that the substance of the Consent and Agreement conforms to the subject matter of, and the conditions set out in the Agency Agreement;

             (v)  the Manufacturers Support Agreement dated 5 February

                  1997, as amended, between Aero International (Regional) SAS, acting as agent of BAe, and Northwest constitutes legal, valid and binding obligations of BAe enforceable under all applicable laws; and

            (vi) that the faxed copies of the Schedule 1 Documents we have received accurately reflect the original Schedule 1 Documents in their entirety.

           (vii) that satisfactory evidence of the laws of France or the State of New York which are required to be pleaded and proved as a fact in any proceedings before the English Court, could be so pleaded and proved.

          (viii) that there has been no amendment, rescission or termination of the Agency Agreement or any breach of any of its provisions by any of the parties to it and that the Agency Agreement is not affected in any way by any other document or agreement (not seen) or any course of dealing between the parties.

SCHEDULE 2 DOCUMENTS

(b) In rendering this opinion on the Schedule 2 Documents we have, with your consent and without any further enquiry, assumed:

             (i) that Schedule 2 Documents have been duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws;

            (ii) that the Schedule 2 Documents constitute legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws;

           (iii) that, pursuant to appropriate documentation governed by the laws of the State of New York (the SALE AGREEMENT), legal and beneficial ownership in the Aircraft is to be transferred to Atlantic (or a trustee on behalf of a leveraged lease lessor) by the parties referred to in the Sale Agreement and that, as a matter of New York law, such transfer of legal and beneficial ownership is legal, valid and binding.

            (iv) that the faxed copies of the Schedule 2 Documents we have received accurately reflect the original Schedule 2 Documents in their entirety.

5.       OPINION

SCHEDULE 1 DOCUMENTS

(a) On the basis of, and subject to, paragraphs 3(a) and 4(a) and the matters set out in paragraphs 6 and 7 below and any matters not disclosed to us, and

             (i) having regard to such considerations of French law in force as at the date of this letter as we consider relevant, we are of the opinion that the execution and delivery by BARASA of the Consent and Agreement is, pursuant to the Agency Agreement which is expressed to be governed by the laws of France, effective to bind BAe as principal in respect of the obligations and other provisions expressed to be undertaken by BAe therein;

            (ii) having regard to such considerations of English law in force at the date of this letter as we consider relevant, we are of the opinion that an English court would regard obligations validly undertaken by BAe through BARASA pursuant to the operation of the Agency Agreement to be enforceable against BAe.

SCHEDULE 2 DOCUMENTS

(b) In respect of the Schedule 2 Documents, on the basis of, and subject to, paragraphs 3(b) and 4(b) and the matters set out in paragraph 6 below and any matters not disclosed to us, and having regard to such considerations of English law in force as at the date of this letter as we consider relevant, we are of the opinion that if a liquidator or administrator is appointed in relation to BAe, neither the liquidator nor the administrator nor any creditor of BAe would be able to contest successfully or avoid or have set aside the transfer of title in the Aircraft pursuant to the Sale Agreement by reason of the terms of the
         Schedule 2 Documents.

OBSERVATIONS

6. We should also like to make the following observations:

(a) in respect of the Documents it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts including statements of foreign law, or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom;

(b) the term "enforceable" as used in the opinion given in paragraph 5(a) means that the obligations assumed by the relevant party under the relevant document are of the type which the English courts enforce. The opinion given in respect of the Schedule 1 Documents is not to be taken to imply that any obligation would necessarily be capable of enforcement in all circumstances in accordance with its terms. In particular:

             (i) an English court will not necessarily grant any remedy the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court. In particular, orders for specific performance and injunctions are, in general, discretionary remedies under English law and specific performance is not available where damages are considered by the court to be an adequate alternative remedy;

            (ii) claims may become barred under the Limitation Act 1980 or the Foreign Limitation Periods Act 1984 or may be or become subject to the defence of set-off or to counterclaim;

           (iii) where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the laws, or contrary to the exchange control regulations, of the other jurisdiction; and

            (iv) the enforcement of obligations may be limited by the provisions of English law applicable to agreements held to have been frustrated by events happening after their execution.

             (v) English courts can give judgments in currencies other than sterling if, subject to the terms of the contract, it is the currency which most fairly expresses the plaintiff's loss but such judgments may be required to be converted into sterling for enforcement purposes;

            (vi) an English court has power to stay an action where it is shown that there is some other forum, having competent jurisdiction, which is more appropriate for the trial of the action, that is in which the case can be tried more suitably for the interests of all the parties and the ends of justice, and where staying the action is not inconsistent with the EEC Convention on Jurisdiction and the Enforcement of

                  Judgments in Civil and Commercial Matters of 1968 (as amended) as applied by virtue of the Civil Jurisdiction and Judgments Act 1982 (as amended) and subordinate legislation made thereunder or with the Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters of 1988 as applied by virtue of the Civil Jurisdiction and Judgments Act 1991;

           (vii) under the rules of procedure applicable, an English court may, at its discretion, order a plaintiff in an action, being a party who is not ordinarily resident in some part of the United Kingdom, to provide security for costs;

          (viii) an English court may refuse to give effect to any provision in an agreement (a) for the payment of expenses in respect of the costs of enforcement (actual or contemplated) or of unsuccessful litigation brought before an English court or where the court has itself made an order for costs or (b) which would involve the enforcement of foreign revenue or penal law

QUALIFICATION

7. The choice of the applicable law to govern the Schedule 1 Documents would not be recognised or upheld if there were reasons for avoiding the choice of law on the grounds that its application would be manifestly incompatible with public policy. The choice of the applicable law would not be upheld, for example, if it was made with the intention of evading the law of the jurisdiction with which the relevant agreement had its most substantial connection and which, in the absence of the applicable law, would have invalidated the agreement or been inconsistent therewith. We are not aware of any circumstances which would result in the choice of the applicable law to govern the Schedule 1 Documents not being recognised and upheld.

BENEFIT OF OPINION

8. This opinion is addressed to the addressee solely for your its benefit in relation the transaction described above and, except with our prior written consent, none of the opinions given in respect of either the Schedule 1 Documents or the Schedule 2 Documents is to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon for any other purpose.

Yours faithfully

                                   SCHEDULE 1

DOCUMENTS

[A faxed copy of the] Trust Indenture and Security Agreement [______________] dated as of [_____ _____] between (1) Northwest, as owner, and (2) State Street Bank and Trust Company, as indenture trustee, [transmitted to Freshfields on [_____]].

[A faxed copy of the] Consent and Agreement [___________] dated [________] signed by BARASA as agent for and on behalf of BAe [transmitted to Freshfields on [_____]].

[A faxed copy of the] Agency Agreement dated [1 July 1998] between (1) BAe and
(2) BARASA [transmitted to Freshfields on [_____].]

A faxed copy of the Manufacturer's Support Agreement dated 5 February 1997, as amended, between Aero International (Regional) SAS, acting as agent for and on behalf of BAe [transmitted to Freshfields on [_____]].

                                   SCHEDULE 2

DOCUMENTS

Purchase Agreement dated 5 February 1997 between (1) Aero International (Regional), SAS and (2) Northwest

[Amendment to Purchase Agreement dated [_____ _____] between (1) Aero International (Regional), SAS and (2) Northwest]

Asset Value Agreement (N ______) dated [_____ _____] between Northwest and BAe in relation to the Aircraft.

                                             Annex C to Note Purchase Agreement

              [Form of Opinion of Cadwalader, Wickersham & Taft,
                       Special Counsel for the Company]



                            [_____________________]


TO THE ADDRESSEES LISTED
ON SCHEDULE A HERETO


               Re: Northwest Airlines, Inc.
                   Opinion of Special Counsel to [Lessor][Sublessor] Concerning
                   Section 1110 of the Federal Bankruptcy Code

Gentlemen:

      We have acted as special counsel for Northwest Airlines, Inc., a Minnesota corporation (["LESSOR"]["SUBLESSOR"]), in connection with the transactions contemplated by the [Lease][Sublease] Agreement listed on Exhibit A hereto (the ["LEASE"]["SUBLEASE"]). Capitalized terms used herein but not defined herein have the respective meanings given to them in or by reference to the [Lease][Sublease], unless the context otherwise requires. As used herein, the term "Airframe" shall mean the Airframe related to the [Lease][Sublease] as identified on Exhibit A hereto, the term "Engines" shall mean the Engines related to the [Lease][Sublease] as identified on Exhibit A hereto, and the term "Aircraft" shall mean the Airframe and the related Engines, collectively, but expressly excludes any portion of the Aircraft that does not constitute an aircraft, aircraft engine, appliance, or spare part as such terms are defined in section 40102 of title 49 of the United States Code.

      In acting as such special counsel, we have examined, among other things, with respect to the Aircraft, executed counterparts of the [Lease] [Sublease] and [Lease][Sublease] Supplement. As to any facts material to our opinions expressed herein, we have, without independent investigation, relied upon the representations and warranties contained in the [Lease][Sublease] (including, without limitation, in Sections 29 and 30 thereof), and certificates of officers of each of the [Lessor][Sublessor] and the [Lessee] [Sublessee] including, without limitation, the certificates delivered in connection with the [Lease][Sublease], and upon originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, documents and other instruments as, in our judgment, are necessary or appropriate to enable us to render this opinion.

      We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

      You have requested our opinion as to whether the [Lessor][Sublessor], as [lessor][sublessor] under the [Lease][Sublease], would be entitled to the benefits of section 1110 ("SECTION 1110") of title 11 of the United States Code (the "BANKRUPTCY CODE") if the [Lessee][Sublessee] were to become a debtor in a case under chapter 11 of the Bankruptcy Code.

                                 ASSUMPTIONS

      The opinions expressed herein are based upon and subject to the assumed compliance by the relevant parties, at all relevant times, with the assumptions set forth herein and the assumption that all matters relied on herein continue to be true and that there are no additional facts of which we are not aware which would be material to a court's decision on this issue.

      We have assumed that:

      (i) the [Lessor][Head Lessor] will continue to be the registered owner of the Aircraft;

      (ii) the [Lessee][Sublessee] is and will continue to be a citizen of the United States (as defined in section 40102 of title 49 of the United States Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo;

      (iii) the [Lease][Sublease] and [Lease][Sublease] Supplement constitute the legal, valid and binding obligations of [Lessee][Sublessee] and the [Lessor][Sublessor] in accordance with their respective terms;

      (iv) all Uniform Commercial Code financing statements and all filings necessary under the recording system of the Federal Aviation Act have been properly filed and duly recorded in all necessary places to properly record the leasehold interest of [Lessor][Sublessor] as [lessor][sublessor] in the Aircraft;

      (v) all of the statements, representations, warranties, agreements, disclosures and other information furnished by the [Lessee][Sublessee] and contained in the [Lease][Sublease], [Lease][Sublease] Supplement, and other documents delivered in connection therewith are true, accurate and complete in all respects;

      (vi) the Aircraft identified on Exhibit A hereto was first placed in service after October 22, 1994;

      (vii) all documents executed and delivered by any Person referred to herein have been duly authorized, executed and delivered pursuant to adequate corporate power and authority; and

      (viii) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the accuracy of all factual statements of parties made on or before the date hereof.

                                 DISCUSSION

      We have assumed that the Aircraft identified on Exhibit A hereto was first placed in service after October 22, 1994. Therefore the Aircraft is within the scope of the provisions of Section 1110.

                                 CONCLUSION

       Based upon the foregoing, and subject to the assumptions and qualifications contained herein, it is our opinion that if the [Lessee] [Sublessee] were to become a debtor under chapter 11 of the Bankruptcy Code, [Lessor][Sublessor] as [lessor][sublessor] under the [Lease][Sublease], would be entitled to the benefits of Section 1110 with respect to the Airframe and the Engines comprising the Aircraft but may not be entitled to such benefits with respect to any replacement of an Aircraft after an Event of Loss in the future.

                               QUALIFICATIONS

       Section 1110 was amended effective October 22, 1994. Our opinion respecting Section 1110 is based solely on the assumptions set forth herein, our review of the language of Section 1110 as currently in effect, a review of the legislative history of the Bankruptcy Reform Act of 1994(1) and a review of the cases decided under the former version of Section 1110. We are not aware of any judicial decisions interpreting the amendments to Section 1110 enacted in the Bankruptcy Reform Act of 1994 that are directly applicable to the facts and circumstances present in this transaction. Accordingly, our opinion is not based on directly applicable judicial precedent, but rather on what we believe to be a sound analysis of such authorities as exist. We call to your attention, however, the decision of the United States District Court for the District of Colorado in WESTERN PACIFIC AIRLINES, INC. V. GATX CAPITAL (IN RE WESTERN PACIFIC AIRLINES, INC.), 219 B.R. 305, ON REHEARING, 221 B.R. 1 (D. Colo. 1998), APPEAL DISMISSED AS MOOT SUB NOM., BOULLIOUN AIRCRAFT HOLDING CO., INC. V. SMITH MANAGEMENT, Nos. 98-1018, 98-1214, 1999 WL 459469 (10th Cir. July 7, 1999), where the District
Court concluded that the relief provided by Section 1110 is relevant only if the debtor does not satisfy the conditions set forth in Section

------------------------
1  Pub. L. 103-394.

1110(a)(1)(A) and (B) during the first 60 days of the bankruptcy case.
Thus, in the District Court's view, once the debtor satisfies those conditions, all rights and obligations in connection with subsequent defaults are governed by the more general provisions of the Bankruptcy Code. We believe that this decision construes Section 1110 in a manner that is inconsistent with both the language of Section 1110 and the legislative history explaining the purpose and operation of Section 1110. Accordingly, we believe that the decision is an incorrect interpretation of Section 1110.

      We express no opinion concerning whether any proceeds or any substitute or replacement airframe, engine or part would have the benefits of Section 1110.

      We express no opinion as to the availability or effect of a preliminary injunction, temporary restraining order or other such temporary relief, nor do we express any opinion, either implicitly or otherwise, with respect to any subject not addressed expressly in the Conclusion.

      We express no opinion as to the availability of Section 1110 with respect to any bankruptcy proceedings of any possible
[sublessee][sub-sublessee] of the Aircraft which may be [subleased][sub-subleased] by the [Lessee][Sublessee].

      We do not purport to be experts with respect to, or express any opinion concerning, aviation law or other laws, rules or regulations applicable to the particular nature of the equipment to be [leased][subleased] by the [Lessee][Sublessee] which may require the consent or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any federal or state governmental authority in connection with the operation or maintenance of such equipment on an ongoing basis.

      We express no opinions except as expressly set forth herein, and no opinion is implied or may be inferred beyond the opinions expressly stated herein.

      We are furnishing this opinion letter to you solely for your benefit in connection with the transactions referred to herein. This opinion letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any person or entity for any other purpose without our prior written consent. In addition, we disclaim any obligation to update this opinion letter for changes in fact or law, or otherwise.

                                      Very truly yours,

                                   SCHEDULE A




Standard & Poor's Ratings Services

                                   EXHIBIT A

1.  [Lease][Sublease] Agreement [        ], dated as of [              ],
    between Northwest Airlines, Inc., as [Lessor][Sublessor], and Mesaba Aviation, Inc., as [Lessee][Sublessee].

    Airframe: British Aerospace Avro 146-RJ85A bearing U.S. Registration No.
              N[    ]and Manufacturer Serial No. [    ].

    Engines:  AlliedSignal LF507 type bearing manufacturer Serial Nos. LFO
              [    ], LFO [    ], LFO [    ]and LFO [    ]